                                                                    Exhibit 99.1

(8) Mr. Kreider is signing in his capacity as attorney-in-fact for
William J. Janetschek, director of KKR VNU (Millennium) Limited, the sole owner of KKR VNU GP Limited, the general partner of KKR VNU Equity Investors, L.P.

(9) Mr. Kreider is signing in his capacity as attorney-in-fact for
William J. Janetschek, director of KKR VNU (Millennium) Limited, the sole owner of KKR VNU GP Limited.

(10) Mr. Kreider is signing in his capacity as attorney-in-fact for
William J. Janetschek, director of KKR VNU (Millennium) Limited.

(11) Mr. Kreider is signing in his capacity as attorney-in-fact for
William J. Janetschek, director of KKR VNU (Millennium) Limited, the general partner of KKR VNU (Millennium) L.P.

(12) Mr. Kreider is signing in his capacity as attorney-in-fact for
William J. Janetschek, director of KKR Millennium Limited, the general partner of KKR Associates Millennium (Overseas), Limited Partnership, the general partner of KKR Millennium Fund (Overseas), Limited Partnership.

(13) Mr. Kreider is signing in his capacity as attorney-in-fact for
William J. Janetschek, director of KKR Millennium Limited, the general partner of KKR Associates Millennium (Overseas), Limited Partnership.

(14) Mr. Kreider is signing in his capacity as attorney-in-fact for
William J. Janetschek, director of KKR Millennium Limited.

(15) Mr. Kreider is signing in his capacity as attorney-in-fact for
William J. Janetschek, director of KKR Fund Holdings GP Limited, the general partner of KKR Fund Holdings L.P.

(16) Mr. Kreider is signing in his capacity as attorney-in-fact for
William J. Janetschek, the director of KKR Fund Holdings GP Limited.